Exhibit 99.1

                       Nextera Enterprises, Inc.
                Announces Second Quarter 2007 Results


    PANORAMA CITY, Calif.--(BUSINESS WIRE)--Aug. 13, 2007--Nextera Enterprises, Inc. (OTCBB:NXRA) today reported financial results for the second quarter ended June 30, 2007 included in its Quarterly
Report on Form 10-Q filed with the SEC.

    Net sales for the second quarter of 2007 were $3.0 million, a decrease of $0.6 million or 17%, from $3.6 million recorded for the second quarter of 2006, while net sales quarter over quarter increased by $0.6 million, or 25%, from $2.4 million recorded in the first quarter of fiscal year 2007. For the six-month period ended June 30, 2007 net sales increased $0.7 million or 16% from $4.7 million for the same period last year. Net sales for 2006 reflect the operating results of the Woodridge Labs business from the March 9, 2006 acquisition date forward. Woodridge Labs represents Nextera's sole operations and generates all of its revenue. The 2007 year-to-date net sales include a $0.2 million charge for expected returns related to the March 2007 voluntary recall of certain DermaFreeze365(TM) products sold during the first quarter of 2007.

    Gross profit and gross margins for the three months ended June 30, 2007 and 2006 were $1.9 million and 64% and $1.8 million and 49%, respectively. Included within gross profit for the period ended June 30, 2006 is a $1.0 million charge associated with the amortization of the step up to fair value in the inventory acquired from Woodridge Labs, as required by related accounting literature. For the six-month period ended June 30, 2007 gross profit and gross margin increased $0.9 million and 10%, to 3.2 million and 59% from $2.3 million and 49% for the same period last year. The 2007 year-to-date gross profit includes a $0.2 million charge for expected returns related to the March 2007 product recall of related products sold during the first quarter of 2007. Included within gross profit for the period ended June 30, 2006 is a $1.3 million charge associated with the amortization of the step up to fair value in the inventory acquired from Woodridge Labs, as required by related accounting literature.

    Selling, general and administrative expenses for the three months ended June 30, 2007 decreased $0.3 million or 23% to $2.0 million from $2.3 million recorded for the same period last year. For the six-months ended June 30, 2007 selling, general and administrative expenses increased $0.5 million or 14% to $4.0 million from $3.5 million for the same period a year ago. Selling, general and administrative expense for the six months ending June 30, 2006 reflect the operating results of the Woodridge Labs business only from the March 9, 2006 acquisition to June 30, 2006. Included in the year-to-date 2007 period expenses are approximately $0.1 million of professional fees associated with the March 2007 recall and $0.2 million of general and administrative costs associated with the relocation of the corporate headquarters to the Woodridge Labs facility in Panorama City, California.

    Net loss applicable to common stockholders for the second quarter of 2007 was $0.9 million, or $0.02 per diluted common share, compared to $1.1 million, or $0.03 per diluted common share, for the first quarter of 2006. For the three months ended June 30, 2007, non-cash charges were $0.8 million, or $0.02 per share. Non-cash charges included $0.3 million of amortization of intangible assets and depreciation, $0.4 million for provisions and allowances and $0.1 million for stock-based compensation.

    During the quarter ended June 30, 2007, Nextera received $2.5 million of cash from financing activities related to the issuance of preferred stock and warrants. Additionally during the quarter, the Company recovered $2.0 million from indemnity claims on the escrow account originally established in the Woodridge Labs acquisition. With such proceeds the Company paid-down the entire balance of its credit line leaving an available borrowing balance of $2.8 million as of June 30, 2007. Nextera also had cash on-hand at June 30, 2007 of $0.1 million.

    Joe Millin, President of Nextera Enterprises, said, "Though we feel that we are rebounding from the effects of the first-quarter product recall, we still have work ahead to deliver new products scheduled for launch during the second half of 2007." Mr. Millin added, "We are pleased with the trade's response to products presented under recently acquired brands, including a skin and hair care line under the Heavy Duty(TM) brand, acquired in March, and nutritionally-based skin care products newly developed in connection with the Keri Glassman license agreement we completed in June."

    About Nextera Enterprises, Inc.

    Nextera Enterprises Inc. operates through its wholly-owned subsidiary, Woodridge Labs, Inc. Woodridge Labs is an independent developer and marketer of branded consumer products that offer simple, effective solutions to niche personal care needs. More information can be found at www.nextera.com and www.woodridgelabs.com.

    Forward-Looking Statements

    This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, estimates of future performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under "Item 1A.Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by Nextera, including, but not limited to: its Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on April 17, 2007; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K. All forward-looking statements included in this news release should be considered in the context of these risk factors. Nextera undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.



                      Nextera Enterprises, Inc.
           Condensed Consolidated Statements of Operations
       (Amounts in thousands, except share amounts; unaudited)

                                    Three Months
                                        Ended        Six Months Ended
                                      June 30,           June 30,
                                  -----------------  -----------------
                                    2007     2006      2007     2006
                                  -------- --------  -------- --------

Net sales                         $ 2,958  $ 3,564   $ 5,392  $ 4,660
Cost of sales                       1,075    1,817     2,200    2,357
                                  -------- --------  -------- --------
Gross profit                        1,883    1,747     3,192    2,303

Selling, general and
 administrative expenses            2,017    2,318     4,014    3,530
Amortization of intangible assets     275      152       532      183
                                  -------- --------  -------- --------
Operating loss                       (409)    (723)   (1,354)  (1,410)

Interest income                         -       30         6      155
Interest expense                     (309)    (313)     (591)    (387)
Other income                            2        -         2        -
                                  -------- --------  -------- --------
Loss from continuing operations
 before income taxes                 (716)  (1,006)   (1,937)  (1,642)

Provision for income taxes             60        -       120       29
                                  -------- --------  -------- --------
Loss from continuing operations      (776)  (1,006)   (2,057)  (1,671)

Income from discontinued
 operations                             -       35         -       35
                                  -------- --------  -------- --------
Net loss                             (776)    (971)   (2,057)  (1,636)

Preferred stock dividends            (102)     (90)     (210)    (174)
                                  -------- --------  -------- --------
Net loss applicable to common
 stockholders                     $  (878) $(1,061)  $(2,267) $(1,810)
                                  ======== ========  ======== ========

Net loss per common share, basic
 and diluted
    Continuing operations         $ (0.02) $ (0.03)  $ (0.05) $ (0.05)
    Discontinued operations             -        -         -        -
                                  -------- --------  -------- --------
    Net loss per common share,
     basic and diluted            $ (0.02) $ (0.03)  $ (0.05) $ (0.05)
                                  ======== ========  ======== ========

Weighted average common shares
 outstanding, basic and diluted    42,337   42,337    42,337   39,139
                                  ======== ========  ======== ========




                      Nextera Enterprises, Inc.
                Condensed Consolidated Balance Sheets
             (Amounts in thousands, except share amounts)

                                                 June 30,
                                                    2007    December
                                                (Unaudited)  31, 2006
                                                ----------- ----------
Assets
Current assets:
 Cash and cash equivalents                       $     108  $     597
 Inventories                                         1,911      2,595
 Due from supplier                                       -        127
 Prepaid expenses and other current assets             471        260
                                                ----------- ----------
Total current assets                                 2,490      3,579

Property and equipment, net                            265        284
Goodwill                                             8,969     10,969
Intangible assets, net                              12,589     12,827
Other assets                                           508        484
                                                ----------- ----------
Total assets                                     $  24,821  $  28,143
                                                =========== ==========

Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable and accrued expenses           $   2,544  $   4,364
 Current portion of long-term debt                     500          -
                                                ----------- ----------
Total current liabilities                            3,044      4,364

Long-term debt, net of current portion               9,000     11,718

Deferred taxes                                         356        236
Other long-term liabilities                          1,334      1,334
Commitments and contingencies                            -          -

Redeemable Preferred Stock, $0.001 par value.
 Liquidation preference of $100 per share:
 Series B Cumulative Non-Convertible, 200,000
  authorized shares designated, 25,355 and 0
  issued and outstanding at June 30, 2007 and
  December 31, 2006, respectively.                   1,889          -
 Series C Cumulative Non-Convertible, 200,000
  authorized shares designated, none outstanding
  at June 30, 2007 and December 31, 2006.                -          -

Stockholders' equity:
 Preferred Stock, $0.001 par value, 10,000,000
  shares authorized. Liquidation preference of
  $100 per share:
   Series A Cumulative Convertible, 600,000
    authorized shares designated, 54,445 and
    52,429 issued and outstanding at June 30,
    2007 and December 31, 2006, respectively.        5,445      5,243
 Class A Common Stock, $0.001 par value,
  95,000,000 shares authorized, 38,492,851
  shares issued and outstanding at June 30, 2007
  and December 31, 2006, respectively                   38         38
 Class B Common Stock, $0.001 par value,
  4,300,000 shares authorized, 3,844,200 shares
  issued and outstanding at June 30, 2007 and
  December 31, 2006, respectively                        4          4
 Additional paid-in capital                        165,779    165,218
 Accumulated deficit                              (162,068)  (160,012)
                                                ----------- ----------
Total stockholders' equity                           9,198     10,491
                                                ----------- ----------
Total liabilities and stockholders' equity       $  24,821  $  28,143
                                                =========== ==========




                      Nextera Enterprises, Inc.
           Condensed Consolidated Statements of Cash Flows
                  (Amounts in thousands; unaudited)

                                                    Six Months Ended
                                                         June 30,
                                                      2007     2006
                                                    ------------------
Operating activities
Net loss                                            $(2,057) $ (1,636)
Adjustments to reconcile net loss to net cash used
 in operating activities:
   Depreciation                                          31        24
   Amortization of intangible assets                    532       183
   Provision for allowances and returns                 176         -
   Inventory write-down                                 130         -
   Deferred taxes                                       120         -
   Stock based compensation                             141        98
   Gain on sale of fixed assets                          (2)        -
   Change in operating assets and liabilities:
       Accounts receivable                           (1,200)     (506)
       Inventories                                      554       982
       Prepaid expenses and other assets               (242)      (55)
       Accounts payable and accrued expenses           (669)      290
                                                    -------- ---------
Net cash used in operating activities                (2,486)     (620)

Investing activities
Cash recovered from acquisition escrow                2,000         -
Acquisition of business, net of cash acquired             -   (23,232)
Purchase of intellectual property and licensing
 agreement                                             (275)        -
Purchase of fixed assets                                (10)      (14)
                                                    -------- ---------
Net cash (used in) /provided by investing
 activities                                           1,715   (23,246)

Financing activities
Borrowing (payments) under revolving credit
 facility                                            (2,218)    2,500
Borrowings under term note                                -    10,000
Payment of note acquired in acquisition                   -    (1,000)
Payment of debt issuance costs                            -      (490)
Proceeds from issuance of note payable                2,500         -
                                                    -------- ---------
Net cash provided by financing activities               282    11,010

                                                    -------- ---------
   Net decrease in cash and cash equivalents           (489)  (12,856)

Cash and cash equivalents at beginning of period        597    15,043
                                                    -------- ---------
Cash and cash equivalents at end of period          $   108  $  2,187
                                                    ======== =========
Supplemental Disclosure of Cash Flow Information
  Cash paid during the period for:
     Conversion of note payable to preferred stock  $ 2,500  $      -
     Interest                                           591       387
     Income Taxes                                         1         -



    CONTACT: Nextera Enterprises, Inc
             Tony Rodriquez
             Chief Financial Officer
             818-902-5537